                                                                 EXHIBIT 11.01

                                HNC SOFTWARE INC.

                               STATEMENT REGARDING
                        COMPUTATION OF PER SHARE EARNINGS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                THREE MONTHS ENDED SEPTEMBER 30,             NINE MONTHS ENDED SEPTEMBER 30,
                                                 1997                   1996                   1997                  1996
                                         -------------------     ------------------     -------------------     ------------------
                                                     FULLY                   FULLY                   FULLY                 FULLY
                                         PRIMARY     DILUTED     PRIMARY    DILUTED     PRIMARY     DILUTED     PRIMARY    DILUTED
                                         -------     -------     -------    -------     -------     -------     -------    -------
NET INCOME                               $ 2,956     $ 2,956     $ 1,429    $ 1,429     $ 7,597     $ 7,597     $ 1,068    $ 1,068
                                         =======     =======     =======    =======     =======     =======     =======    =======

SHARES (1)
  Weighted average common
  shares outstanding                      19,473      19,473      18,845     18,845      19,328      19,328      18,551     18,551

  Weighted average common
  stock options and
  warrants as determined by
  application of the
  treasury stock method                    1,416       1,503       1,511      1,650       1,244       1,548       1,780      1,857
                                         -------     -------     -------    -------     -------     -------     -------    -------

  Weighted average common and
  common equivalent shares outstanding    20,889      20,976      20,356     20,495      20,572      20,876      20,331     20,408
                                         =======     =======     =======    =======     =======     =======     =======    =======

NET INCOME PER SHARE OF COMMON STOCK     $  0.14     $  0.14     $  0.07    $  0.07     $  0.37     $  0.36     $  0.05    $  0.05
                                         =======     =======     =======    =======     =======     =======     =======    =======


---------------------

(1) All share and per share amounts have been adjusted to give retroactive effect to the stock split effected as a stock dividend, which occurred on April 3, 1996.